For Release: May 9, 2022
Investor Contact: Phil Morgan, 402.458.3038
Nelnet, Inc. supplemental financial information for the first quarter 2022
(All dollars are in thousands, except per share amounts, unless otherwise noted)
The following information should be read in connection with Nelnet, Inc.'s (the “Company's”) press release for first quarter 2022 earnings, dated May 9, 2022, and the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2022 (the "Q1 2022 10-Q Quarterly Report").
Forward-looking and cautionary statements
This report contains forward-looking statements and information that are based on management's current expectations as of the date of this document. Statements that are not historical facts, including statements about the Company's plans and expectations for future financial condition, results of operations or economic performance, or that address management's plans and objectives for future operations, and statements that assume or are dependent upon future events, are forward-looking statements. The words “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “future,” “intend,” “may,” “plan,” “potential,” “predict,” “scheduled,” “should,” “will,” “would,” and similar expressions, as well as statements in future tense, are intended to identify forward-looking statements.
The forward-looking statements are based on assumptions and analyses made by management in light of management's experience and its perception of historical trends, current conditions, expected future developments, and other factors that management believes are appropriate under the circumstances. These statements are subject to known and unknown risks, uncertainties, assumptions, and other factors that may cause the actual results and performance to be materially different from any future results or performance expressed or implied by such forward-looking statements. These factors include, among others, the risks and uncertainties set forth in the “Risk Factors” section of the Company's Annual Report on Form 10-K for the year ended December 31, 2021 (the "2021 Annual Report"), the "Risk Factors" section of the Company's Q1 2022 10-Q Quarterly Report, and subsequent reports filed by the Company with the SEC and include such risks and uncertainties as:
•risks and uncertainties related to the severity, magnitude, and duration of the coronavirus disease 2019 (“COVID-19”) pandemic, including changes in the macroeconomic environment and consumer behavior, restrictions on business, educational, individual, or travel activities intended to combat the pandemic, and volatility in market conditions resulting from the pandemic, including interest rates, the value of equities, and other financial assets;
•risks related to the ability to successfully maintain and increase allocated volumes of student loans serviced by the Company under existing and any future servicing contracts with the U.S. Department of Education (the "Department"), which current contracts accounted for 29 percent of the Company's revenue in 2021, risks to the Company related to the Department's initiatives to procure new contracts for federal student loan servicing, including the pending and uncertain nature of the Department's procurement process, risks that the Company may not be successful in obtaining any of such potential new contracts, and risks related to the Company's ability to comply with agreements with third-party customers for the servicing of Federal Direct Loan Program, Federal Family Education Loan Program (the "FFEL Program" or "FFELP"), private education, and consumer loans;
•loan portfolio risks such as interest rate basis and repricing risk resulting from the fact that the interest rate characteristics of the student loan assets do not match the interest rate characteristics of the funding for those assets, the risk of loss of floor income on certain student loans originated under the FFEL Program, risks related to the use of derivatives to manage exposure to interest rate fluctuations, uncertainties regarding the expected benefits from purchased securitized and unsecuritized FFELP, private education, and consumer loans, or investment interests therein, and initiatives to purchase additional FFELP, private education, and consumer loans, and risks from changes in levels of loan prepayment or default rates;
•financing and liquidity risks, including risks of changes in the interest rate environment, such as risks from the recent increases in interest rates resulting from inflationary pressures and the transition from LIBOR to an alternative reference rate, and changes in the securitization and other financing markets for loans, including adverse changes resulting from unanticipated repayment trends on student loans in the Company's securitization trusts that could accelerate or delay repayment of the associated bonds, which may increase the costs or limit the availability of financings necessary to purchase, refinance, or continue to hold student loans;
•risks from changes in the terms of education loans and in the educational credit and services markets resulting from changes in applicable laws, regulations, and government programs and budgets, such as changes resulting from the Coronavirus Aid, Relief, and Economic Security Act (the "CARES Act") and the expected decline over time in FFELP loan interest income due to the discontinuation of new FFELP loan originations in 2010 and government initiatives or proposals to consolidate existing FFELP loans to Federal Direct Loan Program loans, otherwise encourage or allow FFELP loans to be refinanced with Federal Direct Loan Program loans, and/or create additional loan forgiveness or broad debt cancellation programs;
•risks related to a breach of or failure in the Company's operational or information systems or infrastructure, or those of third-party vendors, including cybersecurity risks related to a disclosure of confidential loan borrower and other customer information, the potential disruption of the Company's systems or those of third-party vendors or customers, and/or the potential damage to the Company's reputation resulting from cyber-breaches;
•uncertainties inherent in forecasting future cash flows from student loan assets and related asset-backed securitizations;
•risks and uncertainties of the expected benefits from the November 2020 launch of Nelnet Bank operations, including the ability to successfully conduct banking operations and achieve expected market penetration;
•risks related to the expected benefits to the Company from its continuing investment in ALLO Holdings, LLC (referred to collectively with its subsidiary ALLO Communications LLC as "ALLO"), and risks related to investments in solar projects, including risks of not being able to realize tax credits which remain subject to recapture by taxing authorities;
•risks and uncertainties related to other initiatives to pursue additional strategic investments (and anticipated income therefrom), acquisitions, and other activities, including activities that are intended to diversify the Company both within and outside of its historical core education-related businesses;
•risks and uncertainties associated with climate change, including extreme weather events and related natural disasters, which could result in increased loan portfolio credit risks and other asset and operational risks, as well as risks and uncertainties associated with efforts to address climate change; and
•risks and uncertainties associated with litigation matters and with maintaining compliance with the extensive regulatory requirements applicable to the Company's businesses, reputational and other risks, including the risk of increased regulatory costs resulting from the politicization of student loan servicing, and uncertainties inherent in the estimates and assumptions about future events that management is required to make in the preparation of the Company's consolidated financial statements.
All forward-looking statements contained in this supplement are qualified by these cautionary statements and are made only as of the date of this document. Although the Company may from time to time voluntarily update or revise its prior forward-looking statements to reflect actual results or changes in the Company's expectations, the Company disclaims any commitment to do so except as required by law.

Consolidated Statements of Income
(Dollars in thousands, except share data)
(unaudited)

	Three months ended
	March 31, 2022	December 31, 2021	March 31, 2021
Interest income:
Loan interest	$111,377	112,118	124,117
Investment interest	13,819	12,376	4,986
Total interest income	125,196	124,494	129,103
Interest expense on bonds and notes payable and bank deposits	48,079	48,294	27,773
Net interest income	77,117	76,200	101,330
Less negative provision for loan losses	(435)	(1,578)	(17,048)
Net interest income after provision for loan losses	77,552	77,778	118,378
Other income/expense:
Loan servicing and systems revenue	136,368	150,402	111,517
Education technology, services, and payment processing revenue	112,286	80,950	95,258
Other	9,877	44,360	(2,168)
Gain on sale of loans	2,989	—	—
Derivative settlements, net	(2,809)	(5,780)	(4,304)
Derivative market value adjustments, net	145,734	48,359	38,809
Total other income/expense	404,445	318,291	239,112
Cost to provide education technology, services, and payment processing services	35,545	28,597	27,052
Operating expenses:
Salaries and benefits	149,414	143,781	115,791
Depreciation and amortization	16,956	17,612	20,184
Other expenses	39,499	37,857	36,698
Total operating expenses	205,869	199,250	172,673
Income before income taxes	240,583	168,222	157,765
Income tax expense	(55,697)	(39,075)	(34,861)
Net income	184,886	129,147	122,904
Net loss attributable to noncontrolling interests	1,761	3,536	694
Net income attributable to Nelnet, Inc.	$186,647	132,683	123,598
Earnings per common share:
Net income attributable to Nelnet, Inc. shareholders - basic and diluted	$4.91	3.46	3.20
Weighted average common shares outstanding - basic and diluted	38,041,834	38,352,942	38,603,555

Condensed Consolidated Balance Sheets
(Dollars in thousands)
(unaudited)

	As of	As of	As of
	March 31, 2022	December 31, 2021	March 31, 2021
Assets:
Loans and accrued interest receivable, net	$17,621,576	18,335,197	19,737,530
Cash, cash equivalents, and investments	1,812,363	1,714,482	1,117,328
Restricted cash	1,014,881	1,068,626	802,962
Goodwill and intangible assets, net	191,636	194,121	208,810
Other assets	349,285	365,615	300,578
Total assets	$20,989,741	21,678,041	22,167,208
Liabilities:
Bonds and notes payable	$16,736,701	17,631,089	18,754,715
Bank deposits	484,047	344,315	111,830
Other liabilities	683,930	749,799	551,562
Total liabilities	17,904,678	18,725,203	19,418,107
Equity:
Total Nelnet, Inc. shareholders' equity	3,088,313	2,951,206	2,752,190
Noncontrolling interests	(3,250)	1,632	(3,089)
Total equity	3,085,063	2,952,838	2,749,101
Total liabilities and equity	$20,989,741	21,678,041	22,167,208

Overview
The Company is a diverse, innovative company with a purpose to serve others and a vision to make dreams possible. The largest operating businesses engage in loan servicing and education technology, services, and payment processing, and the Company also has a significant investment in communications. A significant portion of the Company's revenue is net interest income earned on a portfolio of federally insured student loans. The Company also makes investments to further diversify both within and outside of its historical core education-related businesses including, but not limited to, investments in early-stage and emerging growth companies, real estate, and renewable energy (solar). The Company is also actively expanding its private education and consumer loan portfolios, and in November 2020 launched Nelnet Bank.
GAAP Net Income and Non-GAAP Net Income, Excluding Adjustments
The Company prepares its financial statements and presents its financial results in accordance with GAAP. However, it also provides additional non-GAAP financial information related to specific items management believes to be important in the evaluation of its operating results and performance. A reconciliation of the Company's GAAP net income to net income, excluding derivative market value adjustments, and a discussion of why the Company believes providing this additional information is useful to investors, is provided below.

	Three months ended
	March 31, 2022	December 31, 2021	March 31, 2021
GAAP net income attributable to Nelnet, Inc.	$186,647	132,683	123,598
Realized and unrealized derivative market value adjustments	(145,734)	(48,359)	(38,809)
Tax effect (a)	34,976	11,606	9,314
Net income attributable to Nelnet, Inc., excluding derivative market value adjustments (b)	$75,889	95,930	94,103

Earnings per share:
GAAP net income attributable to Nelnet, Inc.	$4.91	3.46	3.20
Realized and unrealized derivative market value adjustments	(3.83)	(1.26)	(1.01)
Tax effect (a)	0.91	0.30	0.25
Net income attributable to Nelnet, Inc., excluding derivative market value adjustments (b)	$1.99	2.50	2.44

(a) The tax effects are calculated by multiplying the realized and unrealized derivative market value adjustments by the applicable statutory income tax rate.
(b) "Derivative market value adjustments" includes both the realized portion of gains and losses (corresponding to variation margin received or paid on derivative instruments that are settled daily at a central clearinghouse) and the unrealized portion of gains and losses that are caused by changes in fair values of derivatives which do not qualify for "hedge treatment" under GAAP. "Derivative market value adjustments" does not include "derivative settlements" that represent the cash paid or received during the current period to settle with derivative instrument counterparties the economic effect of the Company's derivative instruments based on their contractual terms.
The accounting for derivatives requires that changes in the fair value of derivative instruments be recognized currently in earnings, with no fair value adjustment of the hedged item, unless specific hedge accounting criteria is met. Management has structured all of the Company’s derivative transactions with the intent that each is economically effective; however, the Company’s derivative instruments do not qualify for hedge accounting. As a result, the change in fair value of derivative instruments is reported in current period earnings with no consideration for the corresponding change in fair value of the hedged item. Under GAAP, the cumulative net realized and unrealized gain or loss caused by changes in fair values of derivatives in which the Company plans to hold to maturity will equal zero over the life of the contract. However, the net realized and unrealized gain or loss during any given reporting period fluctuates significantly from period to period.
The Company believes these point-in-time estimates of asset and liability values related to its derivative instruments that are subject to interest rate fluctuations are subject to volatility mostly due to timing and market factors beyond the control of management, and affect the period-to-period comparability of the results of operations. Accordingly, the Company’s management utilizes operating results excluding these items for comparability purposes when making decisions regarding the Company’s performance and in presentations with credit rating agencies, lenders, and investors. Consequently, the Company reports this non-GAAP information because the Company believes that it provides additional information regarding operational and performance indicators that are closely assessed by management. There is no comprehensive, authoritative guidance for the presentation of such non-GAAP information, which is only meant to supplement GAAP results by providing additional information that management utilizes to assess performance.

Operating Segments
The Company's reportable operating segments are described in note 1 of the notes to consolidated financial statements included in the 2021 Annual Report. They include:
•Loan Servicing and Systems ("LSS") - referred to as Nelnet Diversified Services ("NDS")
•Education Technology, Services, and Payment Processing ("ETS&PP") - referred to as Nelnet Business Services ("NBS")
•Asset Generation and Management ("AGM")
•Nelnet Bank
The Company earns fee-based revenue through its NDS and NBS operating segments. The Company earns net interest income on its loan portfolio, consisting primarily of FFELP loans, in its AGM operating segment. This segment is expected to generate significant amounts of cash as the FFELP portfolio amortizes. The Company actively works to maximize the amount and timing of cash flows generated by its FFELP portfolio and seeks to acquire additional loan assets to leverage its servicing scale and expertise to generate incremental earnings and cash flow.
On November 2, 2020, the Company obtained final approval for federal deposit insurance from the Federal Deposit Insurance Corporation ("FDIC") and for a bank charter from the Utah Department of Financial Institutions ("UDFI") in connection with the establishment of Nelnet Bank, and Nelnet Bank launched operations. Nelnet Bank operates as an internet industrial bank franchise focused on the private education loan marketplace, with a home office in Salt Lake City, Utah.
Other business activities and operating segments that are not reportable are combined and included in Corporate and Other Activities ("Corporate"). Corporate and Other Activities also includes income earned on certain investments and interest expense incurred on unsecured and other corporate related debt transactions.
The information below provides the operating results (net income before taxes) for each reportable operating segment and Corporate and Other Activities for the three months ended March 31, 2022 and 2021.

	Three months ended March 31,
	2022	2021	Certain Items Impacting Comparability (All dollar amounts below are pre-tax)
NDS	$12,094	16,084
NBS	33,113	30,974
AGM	213,429	141,609
•A net gain of $145.7 million related to changes in the fair values of derivative instruments that do not qualify for hedge accounting in the first quarter of 2022 as compared to a net gain of $38.8 million for the same period in 2021

•An increase of $6.5 million in investment interest income in 2022 as compared to 2021 primarily from beneficial interest investments

•A decrease of $23.8 million in interest expense during the first quarter of 2021 as a result of the Company reversing a historical accrued interest liability on certain bonds, which liability the Company determined is no longer probable of being required to be paid

•The recognition of $17.5 million negative provision for loan losses on AGM’s loan portfolio in the first quarter of 2021, as compared to a negative provision of $0.9 million for the same period in 2022

•A decrease of $8.2 million in net interest income due to the decrease in the average balance of loans and the decrease in fixed rate floor income in the first quarter of 2022 as compared to 2021

•The recognition of $3.0 million on the sale of loans during the first quarter of 2022

Nelnet Bank	961	(1,254)
Corporate	(19,013)	(29,650)	•The recognition of a net loss of $13.1 million for the first quarter of 2022 related to the Company’s investment in ALLO, as compared to a net loss of $22.2 million for the same period in 2021
Net income before taxes	240,583	157,765
Income tax expense	(55,697)	(34,861)
Net loss attributable to noncontrolling interests	1,761	694
Net income	$186,647	123,598

Recent Developments
On April 19, 2022, the Department issued a press release, and the Department’s Office of Federal Student Aid (“FSA”) posted a related public announcement, which together announced, among other things, several adjustments, updates, and other changes under income-driven repayment (“IDR”) plans for federal student loans. In the announcements, the Department and FSA indicated that as part of these changes, any borrower with loans that have accumulated time in repayment, including time in certain forbearances and deferments, of at least 20 or 25 years will see automatic forgiveness, even if the borrower is not currently in an IDR plan, and that if a borrower has a commercially held FFEL Program loan, the borrower can only benefit from these changes if they consolidate their FFEL Program loan to a Federal Direct Loan Program loan before the Department completes implementation of these changes, which the Department estimates to be no sooner than January 1, 2023. The Company currently believes these announced changes could significantly increase FFEL Program loan prepayments.
A significant increase in FFEL Program loan prepayments could have a materially adverse impact in future periods on the Company’s net interest income in its AGM operating segment, FFELP servicing revenue in the Company’s LSS operating segment, investment advisory services revenue earned by the Company’s SEC-registered investment advisor subsidiary (Whitetail Rock Capital Management, LLC) on FFELP loan asset-backed securities under management, and interest income earned on the Company’s FFELP loan asset-backed securities investments. In addition, student loan forgiveness under the Federal Direct Loan Program as a result of the changes described in the announcements could have a materially adverse impact on future revenue earned by the LSS operating segment under the Company’s government servicing contracts, including software services revenue earned by the Company in providing remote hosted services to other government servicers.
See “Risk Factors” in the Company's Q1 2022 10-Q Quarterly Report for additional information.

Segment Reporting
The following tables include the results of each of the Company's reportable operating segments reconciled to the consolidated financial statements.

	Three months ended March 31, 2022
	Loan Servicing and Systems	Education Technology, Services, and Payment Processing	Asset Generation and Management	Nelnet Bank	Corporate and Other Activities	Eliminations	Total
Total interest income	$67	339	118,598	3,030	3,992	(828)	125,196
Interest expense	24	—	46,003	856	2,026	(828)	48,079
Net interest income	43	339	72,595	2,174	1,966	—	77,117
Less (negative provision) provision for loan losses	—	—	(864)	429	—	—	(435)
Net interest income after provision for loan losses	43	339	73,459	1,745	1,966	—	77,552
Other income/expense:
Loan servicing and systems revenue	136,368	—	—	—	—	—	136,368
Intersegment revenue	8,480	3	—	—	—	(8,483)	—
Education technology, services, and payment processing revenue	—	112,286	—	—	—	—	112,286
Other	740	—	6,511	1,500	1,125	—	9,877
Gain on sale of loans	—	—	2,989	—	—	—	2,989
Derivative settlements, net	—	—	(2,809)	—	—	—	(2,809)
Derivative market value adjustments, net	—	—	145,734	—	—	—	145,734
Total other income/expense	145,588	112,289	152,425	1,500	1,125	(8,483)	404,445
Cost of services	—	35,545	—	—	—	—	35,545
Operating expenses:
Salaries and benefits	91,972	31,286	591	1,554	24,012	—	149,414
Depreciation and amortization	4,954	2,315	—	3	9,684	—	16,956
Other expenses	16,213	5,764	3,033	682	13,804	—	39,499
Intersegment expenses, net	20,398	4,605	8,831	45	(25,396)	(8,483)	—
Total operating expenses	133,537	43,970	12,455	2,284	22,104	(8,483)	205,869
Income (loss) before income taxes	12,094	33,113	213,429	961	(19,013)	—	240,583
Income tax (expense) benefit	(2,903)	(7,947)	(51,223)	(223)	6,598	—	(55,697)
Net income (loss)	9,191	25,166	162,206	738	(12,415)	—	184,886
Net loss attributable to noncontrolling interests	—	—	—	—	1,761	—	1,761
Net income (loss) attributable to Nelnet, Inc.	$9,191	25,166	162,206	738	(10,654)	—	186,647

	Three months ended December 31, 2021
	Loan Servicing and Systems	Education Technology, Services, and Payment Processing	Asset Generation and Management	Nelnet Bank	Corporate and Other Activities	Eliminations	Total
Total interest income	$42	258	118,753	2,242	4,423	(1,222)	124,494
Interest expense	24	—	48,636	499	358	(1,222)	48,294
Net interest income	18	258	70,117	1,743	4,065	—	76,200
Less (negative provision) provision for loan losses	—	—	(1,994)	416	—	—	(1,578)
Net interest income after provision for loan losses	18	258	72,111	1,327	4,065	—	77,778
Other income/expense:
Loan servicing and systems revenue	150,402	—	—	—	—	—	150,402
Intersegment revenue	8,587	3	—	—	—	(8,590)	—
Education technology, services, and payment processing revenue	—	80,950	—	—	—	—	80,950
Other	765	(14)	38,820	237	4,552	—	44,360
Gain on sale of loans	—	—	—	—	—	—	—
Derivative settlements, net	—	—	(5,780)	—	—	—	(5,780)
Derivative market value adjustments, net	—	—	48,359	—	—	—	48,359
Total other income/expense	159,754	80,939	81,399	237	4,552	(8,590)	318,291
Cost of services	—	28,597	—	—	—	—	28,597
Operating expenses:
Salaries and benefits	87,255	29,892	542	1,086	25,006	—	143,781
Depreciation and amortization	5,239	2,615	—	—	9,755	—	17,612
Other expenses	13,424	5,254	724	549	17,910	—	37,857
Intersegment expenses, net	19,964	4,324	9,241	35	(24,974)	(8,590)	—
Total operating expenses	125,882	42,085	10,507	1,670	27,697	(8,590)	199,250
Income (loss) before income taxes	33,890	10,515	143,003	(106)	(19,080)	—	168,222
Income tax (expense) benefit	(8,134)	(2,523)	(34,321)	24	5,879	—	(39,075)
Net income (loss)	25,756	7,992	108,682	(82)	(13,201)	—	129,147
Net loss attributable to noncontrolling interests	—	—	—	—	3,536	—	3,536
Net income (loss) attributable to Nelnet, Inc.	$25,756	7,992	108,682	(82)	(9,665)	—	132,683

	Three months ended March 31, 2021
	Loan Servicing and Systems	Education Technology, Services, and Payment Processing	Asset Generation and Management	Nelnet Bank	Corporate and Other Activities	Eliminations	Total
Total interest income	$34	263	126,402	1,376	1,246	(218)	129,103
Interest expense	23	—	26,950	194	824	(218)	27,773
Net interest income	11	263	99,452	1,182	422	—	101,330
Less (negative provision) provision for loan losses	—	—	(17,470)	422	—	—	(17,048)
Net interest income after provision for loan losses	11	263	116,922	760	422	—	118,378
Other income/expense:
Loan servicing and systems revenue	111,517	—	—	—	—	—	111,517
Intersegment revenue	8,268	3	—	—	—	(8,271)	—
Education technology, services, and payment processing revenue	—	95,258	—	—	—	—	95,258
Other	1,113	—	2,881	22	(6,184)	—	(2,168)
Gain on sale of loans	—	—	—	—	—	—	—
Derivative settlements, net	—	—	(4,304)	—	—	—	(4,304)
Derivative market value adjustments, net	—	—	38,809	—	—	—	38,809
Total other income/expense	120,898	95,261	37,386	22	(6,184)	(8,271)	239,112
Cost of services	—	27,052	—	—	—	—	27,052
Operating expenses:
Salaries and benefits	66,458	25,941	495	1,488	21,409	—	115,791
Depreciation and amortization	8,192	3,071	—	—	8,920	—	20,184
Other expenses	13,285	4,822	3,777	545	14,272	—	36,698
Intersegment expenses, net	16,890	3,664	8,427	3	(20,713)	(8,271)	—
Total operating expenses	104,825	37,498	12,699	2,036	23,888	(8,271)	172,673
Income (loss) before income taxes	16,084	30,974	141,609	(1,254)	(29,650)	—	157,765
Income tax (expense) benefit	(3,860)	(7,434)	(33,987)	286	10,133	—	(34,861)
Net income (loss)	12,224	23,540	107,622	(968)	(19,517)	—	122,904
Net loss attributable to noncontrolling interests	—	—	—	—	694	—	694
Net income (loss) attributable to Nelnet, Inc.	$12,224	23,540	107,622	(968)	(18,823)	—	123,598

Loan Servicing and Systems Revenue
The following table provides disaggregated revenue by service offering for the Loan Servicing and Systems operating segment.

	Three month ended
	March 31, 2022	December 31, 2021	March 31, 2021
Government servicing - Nelnet	$61,049	59,736	34,872
Government servicing - Great Lakes	48,076	59,560	43,302
Private education and consumer loan servicing	12,873	12,739	8,548
FFELP servicing	4,248	4,351	4,670
Software services	7,400	11,821	8,454
Outsourced services and other	2,722	2,195	11,671
Loan servicing and systems revenue	$136,368	150,402	111,517

Loan Servicing Volumes

	As of
	December 31, 2020	March 31, 2021	June 30, 2021	September 30, 2021	December 31, 2021	March 31, 2022
Servicing volume (dollars in millions):
Nelnet Servicing:
Government	$191,678	195,875	195,030	198,743	215,797	243,011
FFELP	30,763	30,084	29,361	28,244	26,916	25,646
Private and consumer	16,226	21,397	24,758	24,229	23,702	23,433
Great Lakes:
Government	251,570	257,806	257,420	262,311	262,605	264,642
Total	$490,237	505,162	506,569	513,527	529,020	556,732

Number of servicing borrowers:
Nelnet Servicing:
Government	5,645,946	5,664,094	5,636,781	5,791,521	6,399,414	6,978,548
FFELP	1,300,677	1,233,461	1,198,863	1,150,214	1,092,066	1,034,913
Private and consumer	636,136	882,477	1,039,537	1,097,252	1,065,439	1,030,863
Great Lakes:
Government	7,605,984	7,637,270	7,616,270	7,778,535	7,797,106	7,749,312
Total	15,188,743	15,417,302	15,491,451	15,817,522	16,354,025	16,793,636

Number of remote hosted borrowers:	6,555,841	4,307,342	4,338,570	4,548,541	4,799,368	5,487,943

Education Technology, Services, and Payment Processing
The following table provides disaggregated revenue by servicing offering for the Education Technology, Services, and Payment Processing operating segment.

	Three months ended
	March 31, 2022	December 31, 2021	March 31, 2021
Tuition payment plan services	$30,716	24,264	29,550
Payment processing	38,071	29,182	33,038
Education technology and services	43,251	27,222	32,527
Other	248	282	143
Education technology, services, and payment processing revenue	$112,286	80,950	95,258
Other Income/Expense
The following table summarizes the components of "other" in "other income/expense" on the consolidated statements of income:

	Three months ended
	March 31, 2022	December 31, 2021	March 31, 2021
Income/gains from investments, net	$11,856	51,451	8,498
Borrower late fee income	2,431	1,745	442
ALLO preferred return	2,117	2,043	2,321
Investment advisory services	1,282	1,531	2,697
Negative provision for beneficial interests investment	—	—	2,436
Impairment expense	—	(4,137)	—
Loss from ALLO voting membership interest investment	(13,130)	(10,528)	(22,219)
Loss from solar investments	(1,030)	(2,757)	(1,679)
Other	6,351	5,012	5,336
Other income	$9,877	44,360	(2,168)
Derivative Settlements
The following table summarizes the components of "derivative settlements, net" included in the attached consolidated statements of income.

	Three months ended
	March 31, 2022	December 31, 2021	March 31, 2021
1:3 basis swaps	$396	(699)	(19)
Interest rate swaps - floor income hedges	(3,205)	(5,081)	(4,285)
Total derivative settlements - expense	$(2,809)	(5,780)	(4,304)

Loans and Accrued Interest Receivable and Allowance for Loan Losses
Loans and accrued interest receivable and allowance for loan losses consisted of the following:

	As of	As of	As of
	March 31, 2022	December 31, 2021	March 31, 2021
Non-Nelnet Bank:
Federally insured student loans:
Stafford and other	$3,741,495	3,904,000	4,283,566
Consolidation	12,553,882	13,187,047	14,321,817
Total	16,295,377	17,091,047	18,605,383
Private education loans	278,537	299,442	314,048
Consumer loans	44,713	51,301	110,792
Non-Nelnet Bank loans	16,618,627	17,441,790	19,030,223
Nelnet Bank:
Federally insured student loans	82,789	88,011	—
Private education loans	285,468	169,890	79,231
Nelnet Bank loans	368,257	257,901	79,231

Accrued interest receivable	774,774	788,552	794,561
Loan discount, net of unamortized loan premiums and deferred origination costs	(22,257)	(25,933)	(9,091)
Allowance for loan losses:
Non-Nelnet Bank:
Federally insured loans	(95,995)	(103,381)	(121,846)
Private education loans	(14,622)	(16,143)	(20,670)
Consumer loans	(5,710)	(6,481)	(14,134)
Non-Nelnet Bank allowance for loan losses	(116,327)	(126,005)	(156,650)
Nelnet Bank:
Federally insured loans	(247)	(268)	—
Private education loans	(1,251)	(840)	(744)
Nelnet Bank allowance for loan losses	(1,498)	(1,108)	(744)
	$17,621,576	18,335,197	19,737,530

The following table summarizes the allowance for loan losses as a percentage of the ending loan balance for each of the Company's loan portfolios.

	As of	As of	As of
	March 31, 2022	December 31, 2021	March 31, 2021
Non-Nelnet Bank:
Federally insured student loans (a)	0.59%	0.60%	0.65%
Private education loans	5.25%	5.39%	6.58%
Consumer loans	12.77%	12.63%	12.76%
Nelnet Bank:
Federally insured student loans (a)	0.30%	0.30%	—
Private education loans	0.44%	0.49%	0.94%
(a) As of March 31, 2022, December 31, 2021, and March 31, 2021, the allowance for loan losses as a percent of the risk sharing component of federally insured student loans not covered by the federal guaranty for non-Nelnet Bank was 21.6%, 22.2%, and 25.5%, respectively, and for Nelnet Bank as of March 31, 2022 and December 31, 2021 was 11.8% and 12.1%, respectively.

Loan Activity
The following table sets forth the activity of the Company's loan portfolios:

	Three months ended
	March 31, 2022	December 31, 2021	March 31, 2021
Non-Nelnet Bank:
Beginning balance	$17,441,790	18,437,694	19,559,108
Loan acquisitions:
Federally insured student loans	10,202	70,775	64,731
Private education loans	1,026	1,177	23,038
Consumer loans	18,522	20,604	19,456
Total loan acquisitions	29,750	92,556	107,225
Repayments, claims, capitalized interest, participations, and other, net	(447,140)	(711,459)	(406,565)
Loans lost to external parties	(387,648)	(376,981)	(229,545)
Consumer loans sold	(18,125)	(20)	—
Ending balance	$16,618,627	17,441,790	19,030,223

Nelnet Bank:
Beginning balance:	$257,901	192,325	17,543
Private education loan originations	130,342	80,588	64,909
Repayments	(18,394)	(14,318)	(1,995)
Sales to AGM segment	(1,592)	(694)	(1,226)
Ending balance:	$368,257	257,901	79,231
The Company has also purchased partial ownership in certain private education, consumer, and federally insured student loan securitizations that are accounted for as held-to-maturity beneficial interest investments and included in "investments" in the Company's consolidated financial statements. As of the latest remittance reports filed by the various trusts prior to or as of March 31, 2022, the Company’s ownership correlates to approximately $680 million, $190 million, and $450 million of private education, consumer, and federally insured student loans, respectively, included in these securitizations. The loans held in these securitizations are not included in the above table.

Loan Spread Analysis
The following table analyzes the loan spread on AGM’s portfolio of loans, which represents the spread between the yield earned on loan assets and the costs of the liabilities and derivative instruments used to fund the assets.

	Three months ended
	March 31, 2022	December 31, 2021	March 31, 2021
Variable loan yield, gross	2.75%	2.62%	2.71%
Consolidation rebate fees	(0.85)	(0.85)	(0.84)
Discount accretion, net of premium and deferred origination costs amortization (a)	0.03	0.02	0.00
Variable loan yield, net	1.93	1.79	1.87
Loan cost of funds - interest expense (b)	(1.09)	(1.06)	(1.07)
Loan cost of funds - derivative settlements (c) (d)	0.01	(0.02)	(0.00)
Variable loan spread	0.85	0.71	0.80
Fixed rate floor income, gross	0.68	0.76	0.74
Fixed rate floor income - derivative settlements (c) (e)	(0.08)	(0.11)	(0.09)
Fixed rate floor income, net of settlements on derivatives	0.60	0.65	0.65
Core loan spread	1.45%	1.36%	1.45%

Average balance of AGM's loans	$17,208,909	18,063,787	19,494,002
Average balance of AGM's debt outstanding	16,773,698	17,777,230	19,156,797
(a)    During the fourth quarter of 2021, the Company changed its estimate of the constant prepayment rate used to amortize/accrete federally insured loan premium/discounts for its consolidation loans from 3 percent to 4 percent, which resulted in a $6.2 million increase to the Company’s net loan discount balance and a corresponding decrease to interest income. The impact of this adjustment was excluded from the above table.
(b)    During the first quarter of 2021, the Company reversed a historical accrued interest liability of $23.8 million on certain bonds, which liability the Company determined is no longer probable of being required to be paid. The liability was initially recorded when certain asset-backed securitizations were acquired in 2011 and 2013. The reduction of this liability is reflected in (a reduction of) "interest expense on bonds and notes payable and bank deposits" in the consolidated statements of income and the impact of this reduction to interest expense was excluded from the table above.
(c)    Derivative settlements represent the cash paid or received during the current period to settle with derivative instrument counterparties the economic effect of the Company's derivative instruments based on their contractual terms. Derivative accounting requires that net settlements with respect to derivatives that do not qualify for "hedge treatment" under GAAP be recorded in a separate income statement line item below net interest income. The Company maintains an overall risk management strategy that incorporates the use of derivative instruments to reduce the economic effect of interest rate volatility. As such, management believes derivative settlements for each applicable period should be evaluated with the Company’s net interest income (loan spread) as presented in this table. The Company reports this non-GAAP information because the Company believes that it provides additional information regarding operational and performance indicators that are closely assessed by management. There is no comprehensive, authoritative guidance for the presentation of such non-GAAP information, which is only meant to supplement GAAP results by providing additional information that management utilizes to assess performance. See "Derivative Settlements" included in this supplement for the net settlement activity recognized by the Company for each type of derivative for the periods presented in the table.
A reconciliation of core loan spread, which includes the impact of derivative settlements on loan spread, to loan spread without derivative settlements follows.

	Three months ended
	March 31, 2022	December 31, 2021	March 31, 2021
Core loan spread	1.45%	1.36%	1.45%
Derivative settlements (1:3 basis swaps)	(0.01)	0.02	0.00
Derivative settlements (fixed rate floor income)	0.08	0.11	0.09
Loan spread	1.52%	1.49%	1.54%

(d)    Derivative settlements consist of net settlements received (paid) related to the Company’s 1:3 basis swaps.
(e)    Derivative settlements consist of net settlements paid related to the Company’s floor income interest rate swaps.

A trend analysis of AGM's core and variable loan spreads is summarized below.

Core and Variable Loan Spreads
Asset / Liability Base Rate Spread (a)
1.60%
1.40%
1.20%
1.00%
0.80%
0.60%
0.45%
0.40%
0.35%
0.30%
0.25%
0.20%
0.15%
0.10%
0.05%
0.00%
-0.05%
-0.10%
1.45%
1.41%
1.42%
1.36%
1.45%
0.11%
0.11%
0.09%
0.09%
-0.01%
0.80%
0.75%
0.78%
0.71%
0.85%
Q1 21
Q2 21
Q3 21
Q4 21
Q1 22
Core
Variable
Asset/Liability Base Rate Spread

(a)    The interest earned on a large portion of AGM's FFELP student loan assets is indexed to the one-month LIBOR rate. AGM funds a portion of its assets with three-month LIBOR indexed floating rate securities. The relationship between the indices in which AGM earns interest on its loans and funds such loans has a significant impact on loan spread. This table (the right axis) shows the difference between AGM's liability base rate and the one-month LIBOR rate by quarter.
The difference between variable loan spread and core loan spread is fixed rate floor income earned on a portion of AGM's federally insured student loan portfolio. A summary of fixed rate floor income and its contribution to core loan spread follows:

	Three months ended
	March 31, 2022	December 31, 2021	March 31, 2021
Fixed rate floor income, gross	$28,993	34,577	35,539
Derivative settlements (a)	(3,205)	(5,081)	(4,285)
Fixed rate floor income, net	$25,788	29,496	31,254
Fixed rate floor income contribution to spread, net	0.60%	0.65%	0.65%

(a)    Derivative settlements consist of net settlements paid related to the Company's derivatives used to hedge student loans earning fixed rate floor income.

Fixed Rate Floor Income
The following table shows AGM’s federally insured student loan assets that were earning fixed rate floor income as of March 31, 2022.

Fixed interest rate range	Borrower/lender weighted average yield	Estimated variable conversion rate (a)	Loan balance
< 3.0%	2.88%	0.24%	$896,417
3.0 - 3.49%	3.19%	0.55%	1,216,340
3.5 - 3.99%	3.65%	1.01%	1,170,382
4.0 - 4.49%	4.19%	1.55%	881,110
4.5 - 4.99%	4.71%	2.07%	547,249
5.0 - 5.49%	5.22%	2.58%	368,303
5.5 - 5.99%	5.67%	3.03%	239,988
6.0 - 6.49%	6.19%	3.55%	277,698
6.5 - 6.99%	6.70%	4.06%	274,368
7.0 - 7.49%	7.17%	4.53%	102,274
7.5 - 7.99%	7.71%	5.07%	189,295
8.0 - 8.99%	8.18%	5.54%	444,724
> 9.0%	9.05%	6.41%	172,229
			$6,780,377

(a)    The estimated variable conversion rate is the estimated short-term interest rate at which loans would convert to a variable rate. As of March 31, 2022, the weighted average estimated variable conversion rate was 1.97% and the short-term interest rate was 23 basis points.
The following table summarizes the outstanding derivative instruments as of March 31, 2022 used by AGM to economically hedge loans earning fixed rate floor income.

Maturity	Notional amount	Weighted average fixed rate paid by the Company (a)

2023	$750,000	0.30%
2024	2,500,000	0.35
2025	500,000	0.35
2026	500,000	1.02
2031	100,000	1.53
	$4,350,000	0.44%

(a)    For all interest rate derivatives, the Company receives discrete three-month LIBOR.
On April 28, 2022, the Company terminated $1.25 billion in notional amount of derivatives ($500 million, $250 million, and $500 million that had maturity dates in 2023, 2024, and 2025, respectively) that are included in the table above.